FIRST AMENDMENT

TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 9, 2021, is entered into by and between MSD INVESTMENT CORP (f/k/a MSD Investment, LLC), a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update the Company’s legal name from MSD Investment, LLC to MSD Investment Corp; and

WHEREAS, the parties desire to amend the Agreement to update the fees; and

WHEREAS, Section 18.1 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.
The company has updated its legal name from MSD Investment, LLC to MSD Investment Corp.

2.
Section 8.1 of the Agreement is hereby superseded and replaced in its entirety with the following:

8.1 Fees. The Custodian and the Document Custodian shall be entitled to compensation for their services in accordance with of that certain fee letter dated December 8, 2021, among the Company, the Custodian and the Document Custodian and as it relates to collateral segregation services in accordance with Exhibit B attached hereto.

3.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Greg Farley
Name:	Greg Farley
Title:	SVP
Date:	11/11/2022

MSD INVESTMENT CORP

By:	/s/ Brian S. Williams
Name:	Brian S. Williams
Title:	CFO and Treasurer
Date:	11/11/2022